As filed with the U.S. Securities and Exchange Commission on May 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taysha Gene Therapies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-3199512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

(Address of principal executive offices)(Zip code)

Taysha Gene Therapies, Inc. 2020 Stock Incentive Plan

(Full title of the plan)

RA Session II

President and Chief Executive Officer

Taysha Gene Therapies, Inc.

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

(214) 612-0000

(Name and address of agent for service)(Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Madison Jones Brian F. Leaf Darren DeStefano Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share – 2020 Stock Incentive Plan	1,434,934 (2)	$21.01 (3)	$30,147,963.34	$3,289.15
Total	1,434,934		$30,147,963.34	$3,289.15

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.

(2)

Represents an automatic increase equal to 3.8% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year to the aggregate number of shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2020 Stock Incentive Plan (as amended, the “2020 Plan”), which increase was determined by the Compensation Committee of the Board of Directors of the Company pursuant to the 2020 Plan.

(3)

Estimated in accordance with Rule 457(c) and (h) solely for purposes of calculating the registration fee on the basis of $21.01, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 10, 2021.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Taysha Gene Therapies, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,434,934 additional shares of its common stock under the 2020 Plan, pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2020 Plan on January 1, 2021. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-249130), filed with the Commission on September 29, 2020, are incorporated by reference into this Registration Statement.

PART II

Item 3	Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on March 3, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Commission on May 11, 2021 and the Registrant’s Current Reports on Form 8-K filed with the Commission on January 15, 2021, January  19, 2021, February 1, 2021, February  12, 2021, March 9, 2021, April  12, 2021 and April 14, 2021 (not including Item 7.01 and Exhibit 99.1);

(c) The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A filed on September 18, 2020 (File No. 001-39536) under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8	Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-39536	3.1	September 29, 2020

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	S-1/A	333-248559	3.4	September 17, 2020

5.1*	Opinion of Cooley LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	2020 Stock Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement	S-1	333-248559	10.6	September 17, 2020

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on May 11, 2021.

TAYSHA GENE THERAPIES, INC.

By:	/s/ RA Session II
RA Session II
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RA Session II and Kamran Alam, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ RA Session II RA Session II	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2021

/s/ Kamran Alam Kamran Alam	Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2021

/s/ Sean P. Nolan Sean P. Nolan	Chairman	May 11, 2021

/s/ Phillip B. Donenberg Phillip B. Donenberg	Director	May 11, 2021

/s/ Paul B. Manning Paul B. Manning	Director	May 11, 2021

/s/ Sukumar Nagendran, M.D. Sukumar Nagendran, M.D.	Director	May 11, 2021

/s/ Kathleen Reape, M.D. Kathleen Reape, M.D.	Director	May 11, 2021

/s/ Laura Sepp-Lorenzino, Ph.D. Laura Sepp-Lorenzino, Ph.D.	Director	May 11, 2021